                                 SCHEDULE 14A
                                (RULE 14a-101)

                   INFORMATION REQUIRED IN PROXY STATEMENT

                           SCHEDULE 14A INFORMATION
         PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.  )


    Filed by the registrant [X]

    Filed by a party other than the registrant [ ]

    Check the appropriate box:

    [ ] Preliminary proxy statement    [ ] Confidential, for Use of the
                                           Commission Only (as permitted by
                                           Rule 14a-6(e)(2))
    [X] Definitive proxy statement

    [ ] Definitive additional materials

    [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

                          SKY FINANCIAL GROUP, INC.
-------------------------------------------------------------------------------
              (Name of Registrant as Specified in Its Charter)

-------------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of filing fee (Check the appropriate box):

    [X] No fee required.

    [ ] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

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    (2) Aggregate number of securities to which transaction applies:

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    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

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    (4) Proposed maximum aggregate value of transaction:

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    (5) Total fee paid:

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    [ ] Fee paid previously with preliminary materials.

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    [ ] Check box if any part of the fee is offset as provided by Exchange Act
Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

    (1) Amount previously paid:

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    (2) Form, schedule or registration statement no.:

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    (3) Filing party:

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    (4) Date filed:

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

                                  [SKY COVER]

                           [SKY FINANCIAL GROUP LOGO]

                            221 South Church Street
                           Bowling Green, Ohio 43402

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of Sky Financial Group, Inc.:                 March 19, 1999

The Annual Meeting of Shareholders of Sky Financial Group, Inc. (the "Company") will be held at the Renaissance Cleveland Hotel, Tower City Center, 24 Public Square, Cleveland, Ohio, on April 21, 1999 at 9:30 a.m. for the purpose of considering and voting upon the following matters:

     1. The election of eight Class I Directors to serve until the annual meeting of shareholders in 2002; and

     2. The transaction of such other business as may properly come before the meeting or any adjournment thereof.

Shareholders of record at the close of business on February 20, 1999, are entitled to notice of and to vote at the Annual Meeting of Shareholders. The Annual Report of the Company, the Proxy Statement and Annual Report Supplement, including financial statements for the year ended December 31, 1998, have been mailed to all shareholders with this Notice of Annual Meeting.

                                          By Order of the Board of Directors

                                          /S/W. GRANGER SOUDER, JR.
                                          W. GRANGER SOUDER, JR.
                                          Secretary

YOUR VOTE IS IMPORTANT. EVEN IF YOU PLAN TO ATTEND THE ANNUAL MEETING, PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED.

                           Sky Financial Group, Inc.
                            221 South Church Street
                           Bowling Green, Ohio 43402

                                PROXY STATEMENT

                              GENERAL INFORMATION

     The Board of Directors of Sky Financial Group, Inc. (the "Company") is soliciting proxies to be voted at the Annual Meeting of Shareholders (the "Annual Meeting") to be held on April 21, 1999, and any adjournments thereof.

     The Company was formed as a result of the merger of equals (the "Merger") of Mid Am, Inc. ("Mid Am") with and into Citizens Bancshares, Inc. ("Bancshares") pursuant to an Amended and Restated Agreement and Plan of Merger dated as of August 5, 1998 (the "Merger Agreement"). The Merger was consummated on October 2, 1998 (the "Effective Time").

     Each of the 45,079,113 shares of common stock of the Company, without par value ("Common Stock") outstanding on February 20, 1999 will be entitled to one vote on matters acted upon at the Annual Meeting, either in person or by proxy. The shares represented by all properly executed proxies sent to the Company or its designee will be voted as designated, and in the absence of instructions will be voted in the manner recommended by the Board of Directors of the Company. Any shareholder executing a proxy has the right to revoke it prior to its exercise, by written notice delivered to the Secretary of the Company, by subsequently dated proxy, or by voting in person at the Annual Meeting any time prior to its exercise.

     All costs associated with the solicitation of proxies will be paid for by the Company. Proxies will be solicited primarily by mail, but certain officers and employees of the Company or its subsidiaries may personally solicit proxies without additional compensation. Banks, brokers and other record holders will be asked to send proxies and proxy materials to the beneficial owners of Common Stock to obtain necessary voting instructions, and the Company will reimburse them for their reasonable expenses.

     The proxy materials are first being mailed to shareholders on or about March 19, 1999.

                             ELECTION OF DIRECTORS

     Under the Code of Regulations of the Company, the Board of Directors is divided into three classes, designated as Class I, Class II and Class III. Each class consists of approximately one-third of the total number of directors, as fixed from time to time by the Board of Directors. Directors serve staggered three-year terms so that directors of only one class are elected at each annual meeting of shareholders. As of the date of this Proxy Statement, no vacancies exist on the Company's Board of Directors.

     At the Annual Meeting, shareholders will be asked to elect as Class I Directors the eight persons listed below, all of whom are presently serving as Class I Directors of the Company. If any of the Company's nominees are unable to serve, which is not now contemplated, the proxies will be voted for such substitute nominee(s) as the Board of Directors recommends or the number of directors constituting the full Board of Directors may be reduced. In accordance with the Company's Code of Regulations and Ohio law, if a quorum is present at the Annual Meeting, the nominees for director who receive the greatest number of votes cast by the shares present in person or by proxy and entitled to vote at the Annual Meeting will be elected to serve as Class I Directors. Proxies will be voted in favor of the nominees named below or any substitutes unless otherwise instructed by the shareholder. Abstentions and shares not voted by brokers and other entities holding shares on behalf of beneficial owners will not affect the election of directors, because such shares are not considered present for voting purposes.

INFORMATION AS TO NOMINEES

     The following information is provided with respect to each Class I Director, all of whom are nominees for re-election at the Annual Meeting.

CLASS I DIRECTORS -- TERM EXPIRES 2002

-----------------------------------------------------------------------------------------------
       Name, Age and Certain Biographical Information           Period of Service as a Director
-----------------------------------------------------------------------------------------------
Gerald D. Aller, 61.........................................    Director since 1998;
President, Aller's Pharmacy, Inc., a retail pharmacy            Director of Mid Am since 1988
Willard L. Davis, 69........................................    1991
President, SPM Fleet Services, Inc., an auto leasing
company; Vice President, State Park Motors, Inc., an auto
dealership; and Co-owner, Cardinal Motors, Inc., an auto
dealership
Kenneth E. McConnell, 62....................................    1973
Owner/Operator, McConnell's Farm Market, a wholesale and
retail meat processing company
Edward J. Reiter, 59........................................    Director since 1998;
Senior Chairman, Sky Financial Group, Inc.; formerly            Director of Mid Am since 1988
Chairman and CEO, Mid Am, Inc.
Patrick W. Rooney, 63.......................................    Director since 1998;
Chairman, President and CEO, Cooper Tire & Rubber Company, a    Director of The Ohio Bank since
manufacturer of engineered rubber products supplied to the      1991
automotive industry. Mr. Rooney is also a director of Cooper
Tire & Rubber Company, Alltrista Corporation and Huffy
Corporation
C. Gregory Spangler, 58.....................................    Director since 1998;
Chairman and CEO, Spangler Candy Company, a manufacturer of     Director of Mid Am since 1993
candy products
Robert E. Stearns, 59.......................................    Director since 1998;
Dentist, Drs. Stearns, Zouhary & Fisher, Inc.                   Director of Mid Am since 1988
Glenn F. Thorne, 70.........................................    1994
President and CEO, Thorne Management, Inc., which owns and
operates supermarkets and is a leasing company
-----------------------------------------------------------------------------------------------

INFORMATION AS TO DIRECTORS WHOSE TERM OF OFFICE CONTINUES

     The following information is provided with respect to incumbent Class II and Class III Directors who are not nominees for election at the Annual Meeting.

CLASS II DIRECTORS -- TERM EXPIRES 2000

---------------------------------------------------------------------------------------------
       Name, Age and Certain Biographical Information         Period of Service as a Director
---------------------------------------------------------------------------------------------
David A. Bryan, 51..........................................  Director since 1998;
Partner in the law firm of Wasserman, Bryan, Landry & Honold  Director of Mid Am since 1991
Keith D. Burgett, 56........................................  1988
Veterinarian and owner, Carrollton Animal Hospital; Owner,
Burgett Angus Farm
George N. Chandler, II, 61..................................  Director since 1998;
Vice President, Reduced Iron, Cleveland-Cliffs, Inc., a       Director of The Ohio Bank since
producer of iron ore pellets and iron ore. Mr. Chandler is    1997
the brother-in-law of Richard Hollington, Jr., a Class III
Director of the Company
David R. Francisco, 52......................................  Director since 1998;
Chairman and CEO, Sky Financial Group, Inc.; formerly         Director of Mid Am since 1988
President and COO, Mid Am, Inc.
Del E. Goedeker, 59.........................................  1998
Retired; formerly Vice President/Corporate Development,
Tuscarora, Inc., a manufacturer of plastic shipping
containers and materials; formerly President and Treasurer,
Vesuvius/ McDanel, a manufacturer of ceramic tableware;
formerly Chairman of the Board, Century National Bank, which was acquired by Bancshares in May, 1998
H. Lee Kinney, 59...........................................  1998
Officer, The Citizens Banking Company, a subsidiary of the
Company; Partner in H. M. & L. Realty, a real estate holding company; formerly Chairman and CEO of UniBank, which was
acquired by Bancshares in March, 1998
Thomas S. Noneman, 58.......................................  Director since 1998;
President, Tomco Plastic, Inc., a custom plastic injection    Director of Mid Am since 1988
molding manufacturer
Emerson J. Ross, Jr., 56....................................  Director since 1998;
Manager of Corporate Community Relations, Owens Corning, a    Director of Mid Am since 1988
manufacturer of building materials and composite products
Douglas J. Shierson, 57.....................................  Director since 1998;
Retired; Private Investor                                     Director of Mid Am since 1995
---------------------------------------------------------------------------------------------

CLASS III DIRECTORS -- TERM EXPIRES 2001

-----------------------------------------------------------------------------------------------
       Name, Age and Certain Biographical Information           Period of Service as a Director
-----------------------------------------------------------------------------------------------
Marty E. Adams, 46..........................................    1984
President and COO, Sky Financial Group, Inc.; formerly Vice
Chairman of the Board, President and CEO of Bancshares and
The Citizens Banking Company, a subsidiary of the Company
D. James Hilliker, 51.......................................    Director since 1998;
Vice President, Better Food Systems, Inc., a company which      Director of Mid Am since 1995
owns and operates Wendy's Restaurant franchises
Richard R. Hollington, Jr., 66..............................    Director since 1998;
Senior Partner in the law firm of Baker & Hostetler, LLP.       Director of The Ohio Bank since
Mr. Hollington is the brother-in-law of George N. Chandler,     1958
II, a Class II Director of the Company
Fred H. Johnson, III, 37....................................    1988
President, Summitcrest, Inc., a company which operates Angus cattle farms
Marilyn O. McAlear, 63......................................    Director since 1998;
Chief Financial Officer, Service Spring Corp., a                Director of Mid Am since 1988
manufacturer of spring products
James C. McBane, 59.........................................    1964
Vice Chairman of the Board, Sky Financial Group, Inc.;
Chairman of the Board, The Citizens Banking Company, a
subsidiary of the Company; Agent and Principal, McBane
Insurance Agency, Inc.; formerly Chairman of the Board of
Bancshares
Gerard P. Mastroianni, 43...................................    1996
President, Buckeye Village Market, Inc., a grocery store
chain; President, Alliance Venture, a real estate holding
company
Joseph N. Tosh, II, 57......................................    1998
Officer, The Citizens Banking Company, a subsidiary of the
Company; formerly President and CEO, Century Financial
Corporation and Century National Bank & Trust Company, which were acquired by Bancshares in May, 1998
-----------------------------------------------------------------------------------------------

                               BOARD OF DIRECTORS
               MEETINGS, COMMITTEES, FUNCTIONS, AND COMPENSATION

     The Board of Directors of the Company held one meeting in 1998 after the Merger, at which all directors of the Company were present. The Board of Directors of Bancshares met eleven times during 1998 and Mid Am's Board of Directors met ten times in 1998 before the Merger. Each director with the exception of Fred H. Johnson, III attended at least 75% of the total meetings of the Boards of Directors of either Bancshares or Mid Am and its respective committees held in 1998 prior to the Merger. To assist in carrying out its responsibilities, the Board of Directors has established four standing committees which are described below.

EXECUTIVE COMMITTEE

     The members of the Executive Committee of the Board of Directors are Marty
E. Adams, Keith D. Burgett, David R. Francisco, Richard R. Hollington, Jr., Thomas S. Noneman, Edward J. Reiter, C. Gregory Spangler, Joseph N. Tosh, II and James C. McBane, who serves as Chairperson. The Executive Committee, which met two times in 1998 after the Merger, is a newly formed committee of the Board of Directors. The Executive Committee exercises all powers of the Board of Directors in the management of the business and affairs of the Company while the Board of Directors is not in session. In addition, the Executive Committee serves as the Company's nominating committee, selecting individuals for election to the Board of Directors and considering incumbent directors for nomination for re-election. For a period of three years after the Effective Time of the Merger, the Executive Committee will not consider nominees for director recommended by the security holders.

AUDIT COMMITTEE

     The members of the Audit Committee of the Board of Directors are David A. Bryan, George N. Chandler, II, Kenneth E. McConnell, Emerson J. Ross, Jr., Glenn
F. Thorne and Fred H. Johnson, III, who serves as Chairperson. The Audit Committee, which met one time in 1998 after the Merger, is the successor to The Citizens Banking Company Audit Committee, which met two times in 1998 before the Merger, and Mid Am's Audit Committee, which met three times in 1998 before the Merger.

     Included among the functions of the Audit Committee are (i) the appointment of the Company's independent auditors; (ii) review of the external audit plan and the results of the auditing engagement; (iii) review of the internal audit plan and results of the internal audits; and (iv) review of the adequacy of the Company's system of internal audit controls.

RISK MANAGEMENT COMMITTEE

     The members of the Risk Management Committee of the Board of Directors are Gerald D. Aller, Willard L. Davis, H. Lee Kinney, Robert E. Stearns and Douglas
J. Shierson, who serves as Chairperson. The Risk Management Committee, which met one time in 1998 after the Merger, is the successor to The Citizens Banking Company Loan Review Committee which met three times in 1998 before the Merger and Mid Am's Risk Management Committee which met four times in 1998 before the Merger. The Risk Management Committee is responsible for reviewing the adequacy of systems and procedures controlling risk throughout the Company and its subsidiaries, including credit risk, interest rate/ liquidity risk, legal/compliance risk, strategic/reputation risk and transaction risk.

COMPENSATION COMMITTEE

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee of the Board of Directors, which met two times in 1998 after the Merger, is the successor to Bancshares' Personnel and Compensation Committee, which did not meet in 1998 before the Merger, and Mid Am's Special Projects Committee, which did not meet in 1998 before the Merger. The members of the Compensation Committee are Del E. Goedeker, Gerard P. Mastroianni, Marilyn O. McAlear, Patrick W. Rooney and D. James Hilliker, who serves as Chairperson. Prior to the Merger, the members of Bancshares' Personnel and Compensation Committee were Willard L. Davis, Fred H. Johnson, III, Kenneth E. McConnell, Glenn F. Thorne and Gerard P. Mastroianni, who served as Chairperson and the members of Mid Am's Special Projects Committee were Gerald D. Aller, James F. Bostdorff, David A. Bryan, Wayne E. Carlin, Walter L. Lamb, Jr., Thomas S. Noneman, C. Gregory Spangler and Jerry L. Staley who served as Chairperson.

     Members of the Compensation Committee, or their associates, were customers of or had transactions with the Company or the Company's banking or other subsidiaries in the ordinary course of business during 1998, and additional transactions may be expected to take place in the future. All outstanding loans to directors and their associates, and purchases and placements of investment securities and other financial instruments included in such transactions, were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

COMMITTEE RESPONSIBILITIES

     The Compensation Committee is responsible for the oversight and administration of the compensation and benefit plans of the Company and its subsidiaries. The Compensation Committee oversees (i) the Company's compensation strategy, policies and programs; (ii) the compensation levels of directors and executive management; (iii) management development and succession planning; and
(iv) administration of the Company's employee benefit plans.

COMPENSATION OF DIRECTORS

     Effective as of October 2, 1998, each director of the Company receives an annual cash retainer of $12,000; in addition, non-employee directors receive a fee of $1,000 for each Board of Directors meeting attended and a fee of $500 for each committee meeting attended. Committee chairpersons receive an additional committee meeting fee of $250 for each committee meeting attended. Each non-employee director received a grant of an option to purchase 1,500 shares of the Company's Common Stock pursuant to the Amended and Restated 1998 Stock Option Plan for Nonemployee Directors.

     In 1998, each director who served on both the Bancshares and The Citizens Banking Company Boards of Directors was paid an annual retainer of $14,800 and the directors of Bancshares only were paid an annual retainer of $9,800. Directors were also paid an attendance fee of $450 for meetings of the Boards of Directors and of $150 for meetings of their respective committees. For his service as Chairman of the Board of Bancshares and Chairman of the Board of The Citizens Banking Company during 1998, Mr. McBane was paid $17,500 and $22,500, respectively. In 1998, non-employee directors of Mid Am received an annual retainer of $13,300, a fee of $450 for each Board of Directors meeting attended and a fee of $250 for each committee meeting attended. Directors who were employees of Mid Am were not compensated for their service on the Board of Directors.

               BENEFICIAL OWNERSHIP OF THE COMPANY'S COMMON STOCK

     Pursuant to the Merger Agreement, at the time of the Merger each outstanding share of Mid Am common stock was converted into the right to receive
 .77 share of the Company's Common Stock (the "Exchange Rate"). For consistency of presentation, all references in this Proxy Statement to shares of Mid Am common stock prior to the Merger are adjusted for the .77 Exchange Rate, unless otherwise noted. Because each share of Bancshares common stock outstanding prior to the Merger equals one share of the Company's Common Stock, all references to shares of Bancshares common stock prior to the Merger reflect the original number of shares.

     Generally, under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of a security with respect to which such person, through any contract, arrangement, understanding, relationship or otherwise, has or shares voting power (which includes power to vote, or direct the voting of, such security) or investment power (which includes power to dispose of, or direct the disposition of, such security). In addition, a person is deemed to be the beneficial owner of a security if he or she has the right to acquire such voting or investment power over the security within sixty days, for example, through the exercise of a stock option.

     The following table shows the beneficial ownership of the Company's Common Stock as of December 31, 1998 by (i) each person who is the beneficial owner of more than five percent of the outstanding shares Common Stock; (ii) each director of the Company; (iii) each executive officer named in the Summary Compensation Table on page 12; and (iv) all directors and executive officers as a group.

------------------------------------------------------------------------------------------------------
                                                          Amount and Nature of
                                                         Beneficial Ownership as
                                                          of December 31, 1998       Percent of Class
Name                                                            (1), (2)            (if 1% or Greater)
------------------------------------------------------------------------------------------------------
Sky Financial Group..................................           2,930,600(3)               6.51%
Marty E. Adams.......................................             143,540
Gerald D. Aller......................................              85,224
David A. Bryan.......................................              21,614
Keith D. Burgett.....................................              33,821
James F. Burwell.....................................              66,248
George N. Chandler...................................             649,474(4)               1.44%
Willard L. Davis.....................................             120,991
Jack W. Donaldson....................................              45,757
David R. Francisco...................................             128,020
Del E. Goedeker......................................              48,110
D. James Hilliker....................................              76,549
Richard R. Hollington, Jr. ..........................             500,422                  1.11%
Fred H. Johnson, III.................................             144,940
Patrick A. Kennedy...................................              64,568
H. Lee Kinney........................................              34,278
Frank J. Koch........................................              23,753
Marilyn O. McAlear...................................              49,197
James C. McBane......................................             175,125
Kenneth E. McConnell.................................             148,899(5)
Gerard P. Mastroianni................................              22,078
Thomas S. Noneman....................................              55,900
Edward J. Reiter.....................................             217,420
Patrick W. Rooney....................................               8,610
Emerson J. Ross, Jr. ................................              33,328
Douglas J. Shierson..................................             164,355
W. Granger Souder, Jr. ..............................              31,499
C. Gregory Spangler..................................              32,725
Robert E. Stearns....................................              44,562
Glenn F. Thorne......................................             132,035
Joseph N. Tosh, II...................................             217,921
All Directors and Executive Officers as a group......           3,530,802(6)               7.83%
------------------------------------------------------------------------------------------------------

(1) Includes shares held in the name of spouses, minor children, certain relatives, trusts, estates and certain affiliated companies as to which beneficial ownership may be disclaimed.

(2) The amounts shown represent the total shares owned outright by such individuals together with shares issuable upon the exercise of currently vested, but unexercised stock options. Specifically, the following individuals have the right to acquire the shares indicated after their names, upon the exercise of such stock options: Mr. Adams, 11,694; Mr. Aller, 29,747; Mr. Bryan, 16,090; Mr. Burgett, 7,190; Mr. Burwell, 35,357;
    Mr. Chandler, 5,075; Mr. Davis, 6,186; Mr. Donaldson, 3,735; Mr. Francisco, 89,197; Mr. Goedeker, 6,796; Mr. Hilliker, 19,380; Mr. Hollington, 6,910; Mr. Johnson, 3,819; Mr. Kennedy, 34,588; Mr. Kinney, 3,819; Mr. Koch, 4,077;
    Mrs. McAlear, 22,531; Mr. McBane, 7,393; Mr. McConnell, 3,963; Mr. Mastroianni, 6,553; Mr. Noneman, 27,885; Mr. Reiter, 106,261; Mr. Rooney, 4,785; Mr. Ross, 21,184; Mr. Shierson, 20,995; Mr. Souder, 25,607; Mr.
    Spangler, 26,973; Mr. Stearns, 22,620; Mr. Thorne, 6,283; Mr. Tosh, 73,448;
    and all directors and executive officers as a group, 667,774.

(3) Various bank subsidiaries of the Company were deemed beneficial owners of portions of the referenced number of shares based upon their sole or shared voting or investment power over the shares. The bank subsidiaries hold the shares solely in a fiduciary or custodial capacity under numerous trust relationships, none of which represents more than five percent of the Company's outstanding shares. In their fiduciary capacities, the bank subsidiaries held 2,930,600 shares of the Company's Common Stock on December 31, 1998. The Company disclaims beneficial ownership of the shares which may be deemed to be beneficially owned by its bank subsidiaries.

(4) Mr. Chandler disclaims beneficial ownership of the reported shares of Common Stock, all of which are owned by his wife.

(5) The number of shares of Common Stock shown as beneficially owned by Mr. McConnell includes 44,880 shares held in trust for Mr. McConnell's wife and 862 shares owned jointly by Mr. McConnell's wife and son. Mr. McConnell disclaims beneficial ownership of these shares.

(6) For purposes of this table, the term "executive officers" includes all persons who were executive officers of the Company on December 31, 1998.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors of the Company was responsible for the Company's executive compensation program as of the Merger. Subsequent to the Merger, the Committee did not have an opportunity in 1998 to establish compensation policies, address peer group composition, finalize executive compensation program design or make any specific compensation decisions. The Committee will address these matters and implement new executive compensation programs for the Company during 1999.

     The sections of the report describing 1998 executive compensation for Bancshares and Mid Am executive officers who were executive officers of the Company on December 31, 1998 are based on the decisions of each organization's predecessor committee.

CITIZENS BANCSHARES, INC.

     The compensation of executive officers of Bancshares for 1998 was reviewed and established by the Bancshares Personnel and Compensation Committee, which made the following report with respect to executive officer compensation policies of Bancshares:

     The compensation of executive officers of Bancshares and its subsidiaries was based, subject to the provisions of applicable employment agreements, upon a number of factors relating to achievement of individual goals and objectives; corporate performance (including, but not limited to, return on shareholders' equity); stock price performance; a review of compensation data of other entities within Bancshares' peer group with similar financial results and of similar size; and prevailing economic conditions.

     With respect to the issuance of stock options to Bancshares executive officers under the stock option plan in effect prior to the Merger, annual targets were established based upon achieving specified earnings per share goals. Stock option awards equal to 10% of base compensation were made to executive officers if these goals were achieved.

     Mr. Adams was elected President and Chief Operating Officer of the Company as of October 2, 1998. From November, 1987 until the date of the Merger, Mr. Adams served as the President and Chief Executive Officer of Bancshares and The Citizens Banking Company.

     The 1998 compensation of Mr. Adams was based upon the same factors outlined above, subject to the provisions of his employment agreement. Because Bancshares achieved its earnings per share goals, Mr. Adams was awarded stock options equal to 10% of his base compensation. All 1998 compensation decisions with respect to Bancshares' executive officers were made during November of 1997.

MID AM, INC.

     The compensation of executive officers of Mid Am and the presidents and chief executive officers of each of its subsidiaries for 1998 was reviewed and established by the Special Projects Committee of the Mid Am Board of Directors (the "Committee"), which was comprised entirely of non-employee directors. The 1998 compensation of executive officers of the subsidiaries, with the exception of each of their presidents and chief executive officers, was established by the Boards of Directors of the subsidiaries.

     Towers Perrin, a nationally recognized compensation and employee benefits consulting firm, assisted the Committee in analyzing the competitiveness of Mid Am's 1998 executive compensation package as compared with similar organizations, to ensure that compensation arrangements effectively supported Mid Am's long-term business strategy. Mid Am's compensation philosophy applicable to executive officers, as implemented under the supervision of the Committee, was to enable the company to attract and retain qualified executives through competitive cash compensation, to reward quality performance through incentive compensation, and to encourage executives to manage Mid Am in a manner that maximized long term shareholder value through stock option grants and contributions to the Mid Am, Inc. Profit Sharing Plan (the "Profit Sharing Plan").

     The peer group used by the Committee for its executive compensation analysis was comprised of Mid Am's most direct competitors for executive talent, and did not include all of the companies in the peer group established for comparison of shareholder returns. Therefore, while certain members of the compensation peer group were included in the Nasdaq Bank Index, the compensation peer group was not identical to the peer group index in the Comparison of Five Year Cumulative Total Return graph included in this Proxy Statement.

BASE SALARY

     Base salaries for executive officers were set at levels competitive with peer banking institutions and general industries, as applicable, and were adjusted for individual performance. To develop peer groups for Mid Am and its subsidiaries, Towers Perrin collected market pay data from surveys covering the banking industry and applicable general industries. Towers Perrin then analyzed the compensation of Mid Am's executive officers as compared with compensation packages offered by U.S. companies of similar asset or revenue size, as applicable.

ANNUAL INCENTIVE COMPENSATION

     Corporate-wide incentive compensation awards played a key role in implementing Mid Am's strategy of attracting and retaining qualified executive officers by rewarding quality performance. Mid Am's annual cash incentive compensation was based on short-term performance, including (i) achievement of corporate or subsidiary annual return on equity ("ROE") and return on assets goals established by the Boards of Directors of Mid Am and its subsidiaries; (ii) achievement of work group or departmental goals; and (iii) individual performance. These criteria were weighted on the basis of the participant's job responsibilities and ability to affect the financial performance of Mid Am or the participant's subsidiary. For example, awards to executive officers who were senior vice presidents were comprised of 70% corporate performance and 30% individual and/or workgroup performance, while a bank teller's criteria was weighted 80% on individual and banking center performance and 20% on corporate performance. Incentive compensation for Mr. Francisco and Mr. Souder was awarded solely on the basis of the consolidated financial performance of Mid Am while Mr. Kennedy and Mr. Burwell were awarded incentive compensation based upon the financial performance of their respective subsidiaries (75%) and the consolidated financial performance of Mid Am (25%). Each individual's total award was then modified upward based upon the consolidated financial performance of Mid Am.

     Awards under the incentive plan were paid on a matrix, with the payout corresponding to varying levels of achievement in the financial, work group and individual performance perspectives. Target and maximum bonus percentages for Mr. Francisco were 40% and 80% of base salary, respectively. Target and maximum bonus percentages for Mr. Kennedy, Mr. Burwell and Mr. Souder were 30% and 60% of base salary, respectively. No incentive awards would be payable to an executive officer if Mid Am or the individual's subsidiary, as applicable, failed to meet minimum levels of financial performance established by their respective Boards of Directors.

LONG-TERM INCENTIVE COMPENSATION

     Based upon information provided by Towers Perrin, the Committee determined that total direct compensation levels for Mid Am's executive officers were below competitive benchmark levels. The Committee, therefore, used long-term compensation (stock option grants and contributions to the Profit Sharing Plan) to incrementally move executive officers' total direct compensation in line with Mid Am's peer group.

     Options to purchase Mid Am common stock were granted to executive officers under the Amended and Restated Mid Am, Inc. 1997 Stock Option Plan to encourage these individuals to manage the company in a manner that would increase long-term shareholder value. Grants were made at an option price of 100% of the common stock's market value on the grant date, vested in 20% increments over five years, and will expire 10 years from the date of grant unless the optionee no longer serves as an employee or director of the Company or a subsidiary. Options were granted by the Committee using the Black-Scholes option valuation model, and were adjusted based upon considerations such as dilution, the number of shares of Mid Am common stock outstanding, and Mid Am, subsidiary and individual performance.

     Profit Sharing Plan contributions were made by Mid Am if corporate ROE targets set by the Board of Directors were achieved. Contributions qualified as employee stock ownership contributions and were invested primarily in Mid Am, Inc. common stock.

CHIEF EXECUTIVE OFFICER'S COMPENSATION

     Mr. Francisco was elected Chairman and Chief Executive Officer of the Company as of October 2, 1998. From March, 1988 until the date of the Merger, Mr. Francisco served as the President and Chief Operating Officer of Mid Am.

     The compensation of Mr. Francisco was reviewed by the Committee in November, 1997 to establish Mr. Francisco's total compensation for 1998. In determining Mr. Francisco's compensation, the Committee considered Mid Am's 1997 financial performance, Mr. Francisco's contribution to the short- and long-term objectives of Mid Am and the competitive total direct compensation data for Mid Am's peer group, as developed by Towers Perrin.

     The Committee considered Mid Am's financial performance in 1997 to be strong, with record earnings of $31 million, basic earnings per share of $1.27 representing a 22% increase from the prior year, return on average common equity of 17.58% and return on average assets of 1.42%. Total return to shareholders in 1997 was 69%.

     Based upon this performance and market pay data supplied by Towers Perrin, the Committee established Mr. Francisco's base salary for 1998 at $406,850, compared with his previous year's base salary of $325,000 and placing Mr. Francisco's base salary slightly above the seventy-fifth percentile of Mid Am's peer group. Because Mr. Francisco's target bonus opportunity was below the market competitive fiftieth percentile, the Committee increased the short-term cash bonus target from 35% to 40% of base salary, to $162,740. Finally, because Mr. Francisco's total direct compensation was significantly below the fiftieth percentile of market competitive pay for long term incentives, the Committee granted Mr. Francisco options to acquire 33,880 shares of Mid Am common stock.

                                          Respectfully submitted,
                                          The Compensation Committee

                                          D. James Hilliker, Chairperson
                                          Del E. Goedeker
                                          Gerard P. Mastroianni
                                          Marilyn O. McAlear
                                          Patrick W. Rooney

                               PERFORMANCE GRAPH

     The following graph shows a comparison of cumulative total shareholder returns for the Company, the Standard & Poor's 500 Stock Index and the Nasdaq Bank Index for the five-year period ended December 31, 1998. The total shareholder return assumes a $100 investment in Bancshares common stock and each index on December 31, 1993, and that all dividends were reinvested.

                               [Performance Graph]

                                                   SKY FINANCIAL GROUP            S&P 500 INDEX             NASDAQ BANK INDEX
                                                   -------------------            -------------             -----------------
'1993'                                                   100.00                      100.00                      100.00
'1994'                                                   117.00                      101.00                      101.00
'1995'                                                   146.00                      139.00                      146.00
'1996'                                                   169.00                      170.00                      185.00
'1997'                                                   377.00                      226.00                      302.00
'1998'                                                   307.00                      291.00                      267.00

                             EXECUTIVE COMPENSATION

     The following table is a summary of certain compensation awarded, paid to, or earned by the Company's Chief Executive Officer and its other six most highly compensated executive officers (the "Named Executives").
SUMMARY COMPENSATION TABLE

-----------------------------------------------------------------------------------------------------------
                                          Annual Compensation                 Long Term Compensation
-----------------------------------------------------------------------------------------------------------
                                                            Other          Securities
                                                            Annual         Underlying         All Other
        Name/Title          Year    Salary     Bonus     Compensation   Options/SARs (1)   Compensation (2)
-----------------------------------------------------------------------------------------------------------
David R. Francisco........  1998   $406,850   $346,493                       44,000            $ 81,601
Chairman and CEO            1997    325,000    229,618                       53,375(3)           64,432
Sky Financial Group, Inc.   1996    300,000    202,524                       11,646              51,860
Marty E. Adams............  1998   $346,154   $265,000                       45,282            $ 82,956
President and COO           1997    250,000    170,000                        2,409              45,500
Sky Financial Group, Inc.   1996    236,000    120,000                        2,032              42,690
Patrick A. Kennedy........  1998   $219,646   $139,079                       11,000            $ 44,336
President and CEO           1997    199,073    120,194                       14,197(3)           39,381
Mid American National       1996    190,500     95,659                        3,726              34,136
Bank and Trust Company
James F. Burwell..........  1998   $214,550   $138,542                       11,000            $ 43,738
Chief Operating Officer     1997    201,792    122,357                       14,197(3)           40,086
The Ohio Bank               1996    193,100     90,346                        3,726              33,640
Jack W. Donaldson.........  1998   $150,000   $145,667     $32,995(4)           750            $719,560(5)
President and CEO           1997    200,000    100,000                                            9,744
The Ohio Bank               1996    200,000    100,000                                           10,145
W. Granger Souder, Jr. ...  1998   $151,660   $102,100     $28,811           11,000            $ 31,608
EVP and General Counsel     1997    140,233     86,210                       14,197(3)           27,023
Sky Financial Group, Inc.   1996    118,000     67,244                        3,726              19,422
Frank J. Koch.............  1998   $131,730   $ 75,000                       17,078            $ 30,340
EVP                         1997    115,500     69,000                        1,181              22,200
Sky Financial Group, Inc.   1996    110,000     59,000                          985              18,190

-----------------------------------------------------------------------------------------------------------


(1) Options granted have been adjusted for the stock splits, stock dividends and similar occurrences affecting all outstanding shares.

(2) In 1998, All Other Compensation for Messrs. Francisco, Kennedy, Burwell and Souder consists of contributions under the Mid Am 401(k) plan, Profit Sharing Plan and pension plan of $4,800, $4,800 and $9,600, respectively; contributions under the Bancshares retirement plans of $24,000 for Mr. Adams and Mr. Koch; and a contribution of $7,271 to The Ohio Bank retirement plan for Mr. Donaldson. Also included are amounts accrued under the Company's supplemental employee retirement plan (Mr. Francisco, $60,328; Mr. Adams, $58,137; Mr. Kennedy, $23,930; Mr. Burwell, $23,359; Mr. Souder, $11,575;
    and Mr. Koch, $5,608); and group term life insurance premiums paid by the Company (Mr. Francisco, $2,073; Mr. Adams, $819; Mr. Kennedy, $1,206; Mr. Burwell, $1,179; Mr. Donaldson, $2,289; Mr. Souder, $833; and Mr. Koch, $732).

(3) Reflected in 1997 are the following make-up option grants awarded to Named Executives as a supplement to their 1996 option grants (Mr. Francisco, 19,495; Mr. Kennedy, 7,167; Mr. Burwell, 7,167; and Mr. Souder, 7,167).

(4) Benefits classified as Other Annual Compensation that did not exceed the lesser of $50,000 or 10% of the Named Executive's annual salary and bonus are not reported. In 1998, Other Annual Compensation for Mr. Donaldson and Mr. Souder includes the values of their respective company automobiles ($27,865 and $15,200, respectively), which were transferred to them in connection with the Company's termination of this benefit.

(5) This amount includes $710,000 to be paid to Mr. Donaldson from 1999 through 2001 in connection with his retirement. See "Retirement of Mr. Donaldson" below.

STOCK OPTIONS

     The following table sets forth information concerning 1998 grants to the Named Executives of options to purchase Common Stock under the Company's 1998 Stock Option Plan for Employees.

OPTION GRANTS TABLE
--------------------------------------------------------------------------------

                               Option Grants in Last Fiscal Year                      Potential Realizable
                            ---------------------------------------                     Value at Assumed
                                                                                             Rates
                                                                                         of Stock Price
                                                                                        Appreciation for
                                                                                         Option Term (1)
-----------------------------------------------------------------------------------------------------------
                            Number of         % of
                            Securities       Total
                            Underlying      Options       Exercise
                             Options        Granted         Price      Expiration
Name                         Granted      to Employees    Per Share       Date          5%          10%
-----------------------------------------------------------------------------------------------------------
David R. Francisco......     44,000(2)        5.43%        $ 28.64      11/18/08     $792,508    $2,008,370
                             11,594(3)        5.00          25.875      12/30/08      188,665       478,114
Marty E. Adams..........      1,282(4)        7.66           32.73      01/01/08       26,388        66,873
                             44,000(2)        5.43           28.64      11/18/08      792,508     2,008,370
                              9,662(3)        4.17          25.875      12/30/08      157,226       398,442
Patrick A. Kennedy......     11,000(2)        1.36           28.64      11/18/08      198,127       502,093
                              4,251(3)        1.83          25.875      12/30/08       69,175       175,303
James F. Burwell........     11,000(2)        1.36           28.64      11/18/08      198,127       502,093
                              4,478(3)        1.93          25.875      12/30/08       72,869       184,664
Jack W. Donaldson.......        750(2)         .09           28.64      11/18/08       13,509        34,234
                              3,735(3)        1.61          25.875      12/30/08       60,778       154,024
W. Granger Souder,
  Jr....................     11,000(2)        1.36           28.64      11/18/08      198,127       502,093
                              3,055(3)        1.32          25.875      12/30/08       49,713       125,982
Frank J. Koch                   578(4)        3.46           32.73      01/18/08       11,897        30,150
                             16,500(2)        2.04           28.64      11/18/08      297,190       753,139
                              3,092(3)        1.33          25.875      12/30/08       50,315       127,508
-----------------------------------------------------------------------------------------------------------

(1) The dollar amounts under these columns are the result of calculations at the 5% and 10% rates set by the Securities and Exchange Commission and are not intended to forecast possible future appreciation, if any, in the market value of the Common Stock.

(2) Grant Options -- Options were granted under the Company's 1998 Stock Option Plan for Employees ("Employee Option Plan") on November 18, 1998 and vest over five years in the following increments: 40% on the second anniversary of the grant date and an additional 20% on each successive anniversary of the grant date. The option exercise price is not adjustable except for stock splits, stock dividends and similar occurrences affecting all outstanding shares.

(3) Elective Options -- Options were granted under the Employee Option Plan on December 30, 1998 in exchange for the individual's voluntary forfeiture of a portion of 1999 salary. Elective options are fully vested on the grant date. The option exercise price is not adjustable except for stock splits, stock dividends and similar occurrences affecting all outstanding shares.

(4) Bancshares Options -- Options were granted under the Bancshares Non-Statutory Stock Option and Stock Appreciation Rights Plan on January 1, 1998, in tandem with an equal number of Stock Appreciation Rights ("SARs"). Options and SARs become exercisable on January 2001. The exercise price is not adjustable except for stock splits, stock dividends and similar occurrences affecting all outstanding shares.

FISCAL YEAR-END OPTION/SAR VALUES
--------------------------------------------------------------------------------


                                                        Number of Shares             Value of Unexercised
                                                           Underlying                    In-the-Money
                                                    Unexercised Options/SARs             Options/SARs
                                                            at 12/31/98                    at 12/31/98
--------------------------------------------------------------------------------------------------------------
                           Shares       Value
                         Acquired on   Realized    Exercisable    Unexercisable   Exercisable    Unexercisable
          Name           Exercise(#)     ($)           (#)             (#)            ($)             ($)
--------------------------------------------------------------------------------------------------------------
David R. Francisco......        0             0      89,197          86,700        $857,025        $174,521
Marty E. Adams..........        0             0      11,694          47,692          32,374          28,107
Patrick A. Kennedy......        0             0      34,588          22,359         359,689          57,005
James F. Burwell........        0             0      35,357          22,358         369,263          57,005
Jack W. Donaldson.......        0             0       3,735             750           2,101               0
W. Granger Souder,
  Jr. ..................        0             0      25,607          22,357         258,072          57,005
Frank J. Koch...........   14,025      $569,415       4,077          18,261          14,798          13,779
--------------------------------------------------------------------------------------------------------------

PENSION PLANS

     Prior to the Merger, Bancshares had established the Bancshares Pension Plan ("Pension Plan") for the benefit of its employees. Benefit accruals under the Pension Plan were frozen effective December 31, 1998. Accordingly, no additional pension credits will be awarded to employees who participated in the Pension Plan on that date, nor will new employees become eligible to participate in the Pension Plan after December 31, 1998.

PENSION PLAN TABLE
--------------------------------------------------------------------------------

        Estimated Annual Retirement Benefit Upon Retirement at Age 65 (Before Adjustments) (1)
        --------------------------------------------------------------------------------------
                   1998
             Remuneration (2)                                   Years of Service (3)
------------------------------------------------------------------------------------------------------
                                                  15          20          25          30          35
------------------------------------------------------------------------------------------------------
125,000....................................    $19,098    $ 25,464    $ 31,831    $ 38,197    $ 44,563
150,000....................................     22,918      30,557      38,197      45,836      53,475
175,000....................................     26,738      35,650      44,563      53,475      62,388
200,000....................................     30,557      40,743      50,929      61,115      71,300
225,000....................................     34,377      45,836      57,295      68,754      80,213
250,000....................................     38,197      50,929      63,661      76,393      89,125
300,000....................................     45,836      61,115      76,393      91,672     106,951
350,000....................................     53,475      71,300      89,125     106,951     124,776
400,000....................................     61,115      81,486     101,858     122,229     142,601
450,000....................................     68,754      91,672     114,590     137,508     160,426
500,000....................................     76,393     101,858     127,322     152,787     178,251
------------------------------------------------------------------------------------------------------

(1) Annual pension benefits shown are payable upon retirement at age 65 assuming election of a retirement benefit payable as a straight life annuity with retirement on January 1, 1999.

(2) Section 401(a)(17) of the Internal Revenue Code limits the amount of annual compensation that may be used to determine benefit amounts under pension plans such as the Bancshares Pension Plan. This limit was $160,000 for 1998. The benefit amounts shown in the table have been calculated without regard to this limit, since it is subject to future adjustments. The Pension Plan bases annual pension benefits on a participant's five year average pay (with five year averages calculated on the assumption that each participant's pay increased 4% annually) and years of service. The current compensation for Mr. Adams and Mr. Koch for purposes of determining the annual pension benefits payable is the same as the total salary and bonus as disclosed in the Summary

    Compensation Table, but not more that the $160,000 limit. Annual benefits payable are not subject to any deduction for Social Security or other offset amounts.

(3) Mr. Adams and Mr. Koch are the only Named Executives who are Bancshares Pension Plan participants, and became plan participants on January 1, 1994 when executive officers were covered by the Bancshares Pension Plan. Mr. Adams and Mr. Koch had five years of credited service under the Bancshares Pension Plan as of the December 31, 1998 plan freeze date and are fully vested in their benefits.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

EMPLOYMENT AGREEMENTS

     Employment agreements are in effect between the Company and certain key executives (including Mr. Francisco, Mr. Adams and Mr. Koch). The employment agreements with Mr. Francisco and Mr. Adams are for initial five year terms and automatically renew for an additional one year upon each anniversary of the Effective Time commencing with the third such anniversary, unless prior notice not to renew is given. Pursuant to the agreements, Mr. Francisco serves initially as Chairman and Chief Executive Officer of the Company and Mr. Adams serves as President and Chief Operating Officer, each until the fifth anniversary of the Effective Time, after which time (unless otherwise determined by a majority of the Board of Directors of the Company) Mr. Francisco will serve as Chairman of the Company and Mr. Adams will succeed Mr. Francisco as Chief Executive Officer. The agreements provide for initial base salaries of $600,000 for Mr. Francisco and $500,000 for Mr. Adams, which may not be reduced during the term of the agreements. Both Mr. Francisco and Mr. Adams are eligible to receive an annual target bonus equal to at least 40% of such base salary.

     Each agreement provides for payments upon the executive's termination without "cause" or for "good reason" (as defined below), or if the agreement is not renewed by the Company, equal to the greater of (i) the sum of the executive's annual base salary plus targeted annual bonus ("Annual Cash Compensation") multiplied by the number of whole and partial years remaining in the employment term as it existed immediately preceding the executive's termination and (ii) three times Annual Cash Compensation (two times for Mr. Francisco if he is then serving solely as Chairman of the Board). Welfare benefit continuation will be provided for the remainder of the term. If such termination occurs during the two-year period following a "Change in Control," the executive would receive the greater of the termination payment described above, or three times the sum of his highest annual rate of base salary and his highest annual bonus during the three year period immediately prior to the date of termination, and continued welfare benefits for the longer of three years or the remaining period of the term as it existed immediately prior to termination. Upon any such termination all stock options granted after the Effective Time shall vest and become immediately exercisable in full. For purposes of the agreements, "cause" means (a) the willful and continued failure by the executive to substantially perform his duties which is detrimental to the Company after a written demand for substantial performance is made by the Board, or (b) the willful engagement by the executive in gross misconduct materially and demonstrably injurious to the Company. For purposes of the agreements, "good reason" means (1) for the period prior to or more than two years after a change in control: removal of, or failure to reappoint the executive to his initial position; removal of, or failure to appoint or reappoint the executive to his subsequent position after the fifth anniversary of the Effective Time; reduction in base salary, bonus or benefits; change in responsibilities; or relocation of the executive's office base of more than 30 miles; and (2) for the period two years after a change in control: the events described in (1) above; requiring the executive to travel on Company business to a substantially greater extent than he did immediately prior to the change in control; refusal to permit the executive to engage in non-business activities which he was permitted to engage in prior to the change in control; termination which does not comply with notice provisions under the agreement; or failure of the Company to cause its successor or transferee to assume the agreement. In addition, the executives may voluntarily terminate their employment with the Company during the thirty day period commencing one year after a change in control, and such voluntary termination will be considered "good reason" under the agreements.

     If any payments pursuant to the agreements or otherwise would be subject to any excise tax under the Internal Revenue Code, the Company will provide an additional payment such that the executive retains a net amount equal to the payments he would have retained if such excise tax had not applied.

     In November, 1993, Bancshares entered into an employment agreement with Frank J. Koch, Executive Vice President, which contains change in control provisions which were triggered as a result of the Merger. The agreement provides that upon a change in control of Bancshares, Mr. Koch shall continue to be employed by the Company in an executive position until the earlier of: (i) normal retirement; or (ii) twenty-four months, during which time he shall receive (a) his annual salary, for the first twelve-months, at least equal to his highest base salary for any month during the twelve-month period preceding the change in control, and for the second twelve months, at least equal to his salary of the subsequent year plus a pay increase calculated in a manner at least as favorable as the manner in which the pay increases for other Company executives are calculated; (b) an annual bonus calculated in a manner at least as favorable as the manner in which the last annual bonus paid to the him prior to the change in control was calculated, or the annual bonus paid to him by the Company in the immediately preceding year, whichever is greater; (c) continued insurance and health benefits; and (d) continued participation in the Bancshares Profit Sharing Plan and Trust (the "Profit Sharing Plan"). Following a change in control, if Mr. Koch's employment with the Company is terminated by the Company for any reason, including death or disability (but excluding misconduct) or by Mr. Koch for cause (as that term is defined in the agreement), Mr. Koch shall receive, for a twenty-four month period from the date of the change in control an amount equal to: (1) monthly salary at the level of the highest monthly salary received during the twelve months immediately preceding the change in control; (2) a contribution to the Profit Sharing Plan, if possible; and (3) the greater of the average of the annual bonuses received by Mr. Koch from Bancshares during the three calendar years immediately preceding (A) the change in control or (B) his termination; reduced by any amount received during such year pursuant to the Company's long-term disability policy. Mr. Koch may elect to receive this amount in equal monthly installments, or if elected within sixty days following his termination, in a single lump sum payment. In addition, Mr. Koch will be entitled to receive continued welfare benefits. In the event Mr. Koch terminates his employment within six months of a change in control, he shall be entitled to receive one year's salary plus a bonus prorated to the date of termination of employment.

RETIREMENT OF MR. DONALDSON

     Mr. Donaldson will retire as President and CEO of The Ohio Bank on May 31, 1999, at which time Mr. Burwell will become President and CEO. In connection with Mr. Donaldson's retirement, the Company's Board of Directors authorized a $110,000 cash payment which will be paid on or before June 30, 1999. In addition, the Company will provide continued health benefits to Mr. Donaldson and his spouse. For a period of two years following his retirement, Mr. Donaldson will provide consulting services to the Company and will be paid an aggregate of $600,000 for such services over the two year period.

CHANGE IN CONTROL ARRANGEMENTS

     Change in control agreements are in effect between the Company and certain key executives. The change in control agreements between the Company and Messrs. Kennedy, Burwell and Souder (the "Change in Control Agreements") were in place prior to the Merger and continue to be in effect as described below.

     Pursuant to the Change in Control Agreements, the Company and its subsidiaries may terminate an executive officer's employment for any reason or for no reason, with or without notice. The Change in Control Agreements do not change the individual's status as employees at will under the laws of the State of Ohio. In the event of an involuntary termination or diminution of status without cause after a change in control (as defined below), the executive officers are entitled to compensation payable in a lump sum or monthly installments equal to the following multiples of the individual's average total compensation for the immediately preceding two years: (i) two times for Mr. Kennedy and Mr. Burwell; and (ii) two and one-half times for Mr. Souder. The Company and its subsidiaries are not obligated to pay any amount which is in excess of the then maximum amount which is deductible for federal income tax purposes.

     For purposes of the Change in Control Agreements, a change in control is defined, among other occurrences, as a merger, consolidation or sale of substantially all of the assets of the Company with or into any other corporation where shareholders of the Company receive less than 50% of the shares of the resulting corporation; certain situations involving the issuance, ownership, or control of in excess of 24.99% of the outstanding Common Stock or assets of the Company; or the removal, termination or retirement of more than 49% of the members of the Board of Directors.

                              CERTAIN TRANSACTIONS

     Directors and executive officers of the Company and their associates were customers of, or had transactions with, the Company or the Company's banking or other subsidiaries in the ordinary course of business during 1998. Additional transactions may be expected to take place in the future. All outstanding loans to directors and executive officers and their associates, commitments and sales, purchases and placements of investment securities and other financial instruments included in such transactions were made in the ordinary course of business, on substantially the same terms, including interest rates and collateral where applicable, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risk of collectibility or present other unfavorable features.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Under Section 16 of the Securities Exchange Act of 1934, members of the Board of Directors and certain executive officers of the Company and its subsidiaries file periodic reports with the Securities and Exchange Commission disclosing their beneficial ownership of Common Stock. During 1998, and based solely upon a review of such reports, the Company believes that all filing requirements under Section 16 were complied with on a timely basis with the exception of delinquent transaction reports of Messrs. Davis, McConnell, Burgett, Adams and Koch, each relating to a single transaction, and the delinquent initial reporting forms of Messrs. Goedeker, Kinney, Tosh, Burwell and Donaldson. The reports were corrected and promptly filed on behalf of these individuals upon learning of the error.

                                    AUDITORS

     During 1998, the Company engaged Crowe, Chizek and Company LLP to provide audit services for the Company and its subsidiaries and to provide certain non-audit services including advice on accounting, tax and reporting matters. Pursuant to the recommendation of the Audit Committee, the Board of Directors has retained Crowe, Chizek and Company LLP as its independent auditors for 1999. A representative of Crowe, Chizek and Company LLP will be at the Annual Meeting of Shareholders and such representative will have an opportunity to make a statement if (s)he desires to do so, and will be available to respond to appropriate questions.

                           2000 SHAREHOLDER PROPOSALS

     To be considered eligible for inclusion in the Company's Proxy Statement for the 2000 Annual Meeting of Shareholders, a proposal must be made by a qualified shareholder and received by the Company at its principal office in Bowling Green, Ohio, prior to November 20, 1999. Any shareholder who intends to propose any other matter to be acted upon at the 2000 Annual Meeting of Shareholders must inform the Company not less than sixty nor more than ninety days prior to the meeting; provided, however, that if less than seventy-five days' notice or prior public disclosure of the date of the meeting is given to shareholders, notice by the shareholder must be received not later than the close of business on the fifteenth day following the earlier of the day on which such notice of the date of the meeting was mailed or such public disclosure was made. If notice is not provided by that date, the persons named in the Company's proxy for the 2000 Annual Meeting will be allowed to exercise their discretionary authority to vote upon any such proposal without the matter having been discussed in the proxy statement for the 2000 Annual Meeting.

                                 OTHER BUSINESS

     The Board of Directors of the Company is not aware of any other matters that may come before the Annual Meeting. However, the enclosed proxy will confer discretionary authority with respect to matters which are not now known to the Board of Directors and which may properly come before the meeting.

March 19, 1999                            By Order of the Board of Directors

                                          /S/W. GRANGER SOUDER, JR.
                                          W. GRANGER SOUDER, JR.
                                          Secretary

                           [SKY FINANCIAL GROUP LOGO]

     Dear Shareholder,

     Enclosed is your Notice of Annual Meeting of Shareholders and related Proxy Statement for our 1999 Annual Meeting.

     The business of the 1999 Annual Meeting, including the matters to be voted upon as described in the Notice and Proxy Statement, will be conducted on April 21, 1999 at 9:30 a.m. at the Renaissance Cleveland Hotel, Tower City Center, 24 Public Square, Cleveland, Ohio. You are welcome to attend this Annual Meeting of Shareholders.

     The matters to be acted upon at the meeting are important to you as a shareholder. Therefore, whether or not you plan to attend, we urge you to complete and return the proxy card at your earliest convenience.

     We look forward to seeing you at our Annual Meeting.


     Sincerely,

     /s/ David R. Francisco        /s/ Marty E. Adams

     David R. Francisco            Marty E. Adams
     Chairman and CEO              President and COO


                         PLEASE DETACH PROXY CARD HERE

--------------------------------------------------------------------------------

DIRECTORS RECOMMEND A VOTE FOR PROPOSAL 1.
1.  Election of all Nominees         FOR all nominees    [ ]    WITHHOLD AUTHORITY to vote  [ ]       *EXCEPTIONS [ ]
    for Director in Class I.         listed below               for all nominees listed below

Nominees for Director in Class I: Gerald D. Aller, Willard L. Davis, Kenneth E. McConnell, Edward J. Reiter, Patrick W. Rooney, C.
                                  Gregory Spangler, Robert E. Stearns, and Glenn F. Thorne.
INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, MARK THE "EXCEPTIONS" BOX AND WRITE THAT NOMINEE'S NAME IN
              THE SPACE PROVIDED BELOW.)

Exceptions  ________________________________________________________________________________________________________________________


                                                                         Please check the box to the right if    [ ]
                                                                         you wish to attend the Annual Meeting.
                                                                         PLEASE SEE LETTER ABOVE FOR DETAILS.


                                                                                     Address Change and/or       [ ]
                                                                                     Comments Mark Here


                                                                          Please be sure to sign and date this Proxy Voting
                                                                          Instruction Card. When signing as attorney, executor,
                                                                          administrator, trustee or guardian, please give full
                                                                          title as such. If more than one owner, all should sign.

                                                                          Dated: ______________________________________, 1999

                                                                          ______________________________________________________
                                                                                                Signature(s)

                                                                          ______________________________________________________
                                                                                                Signature(s)

PLEASE DATE, SIGN AND MAIL YOUR PROXY VOTING                              VOTES MUST BE INDICATED
INSTRUCTION CARD PROMPTLY IN THE ENCLOSED ENVELOPE.                       (X) IN BLACK OR BLUE INK. [ ]




                               PLEASE DETACH HERE

                 YOU MUST DETACH THIS PORTION OF THE PROXY CARD
                  BEFORE RETURNING IT IN THE ENCLOSED ENVELOPE.

--------------------------------------------------------------------------------

--------------------------------------------------------------------------------

                           SKY FINANCIAL GROUP, INC.

                         PROXY VOTING INSTRUCTION CARD

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE
                ANNUAL MEETING OF SHAREHOLDERS ON APRIL 21, 1999

         The undersigned hereby appoints James C. McBane and Douglas J. Shierson, and each of them, proxies, with the powers the undersigned would possess if present and with full power of substitution, to vote all common shares of the undersigned in Sky Financial Group, Inc., at the Annual Meeting and at any adjournments or postponements thereof, upon all subjects that may properly come before the Annual Meeting, including the matters described in the Proxy Statement furnished herewith, subject to any directions indicated on this card. If no directions are given, the proxies will vote for the election of all listed nominees and, at their discretion, on any other matter that may properly come before the Annual Meeting.

(Continued, and to be signed and dated, on the reverse side.)



                         SKY FINANCIAL GROUP, INC.
                         P.O. BOX 11486
                         NEW YORK, N.Y. 10203-0486